As filed with the Securities and Exchange Commission on May 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADEPT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2900635
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5960 Inglewood Drive

Pleasanton, California 94588

(925) 245-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seth Halio

Chief Financial Officer

Adept Technology, Inc.

5960 Inglewood Drive

Pleasanton, California 94588

(925) 245-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lisa A. Fontenot, Esq.

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, California 94304

(650) 849-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share		—	$11,320,000	$1,316
TOTAL		—	$11,320,000	$1,316

(1)	There are being registered under this Registration Statement an indeterminate number of shares of common stock of the Registrant with an aggregate initial offering price not to exceed $11,320,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registrant is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 based on the current statutory fee of $116.20 per million. A filing fee of $1,719 was previously paid by the Registrant in connection with Registration No. 333- 181322, which was filed on May 10, 2012, relating to the registration of $15,000,000 of securities. On June 8, 2012, the Registrant issued $3,680,000 of such securities, leaving $11,320,000 unsold. Pursuant to Rule 457(p), the Registrant has offset the previously paid registration fees relating to such unsold securities against the total amount of the registration fee due for this Registration Statement. Accordingly, the Registrant has offset $1,316 from Registration No. 333-181322 against the registration fee of $1,316 due for this Registration Statement, with no remainder due in connection with the initial filing of this Registration Statement. The unsold securities covered by Registration No. 333-181322 shall be deemed deregistered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2015

PROSPECTUS

$11,320,000

Common Stock

This prospectus relates to shares of Adept Technology, Inc. common stock, which may be offered and sold from time to time. The aggregate initial offering price of all common stock sold under this prospectus will not exceed $11,320,000.

Each time we sell shares of our common stock hereunder, we will provide a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares to the public. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The shares of our common stock may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any shares of our common stock, their names, any over-allotment and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “ADEP”. On May 12, 2015, the last reported sale price of our common stock on Nasdaq was $6.01 per share.

We were incorporated in California in 1983 and reincorporated in Delaware in November 2005. Our principal executive offices are located at 5960 Inglewood Drive, Pleasanton, California 94588. Our telephone number is (925) 245-3400 and our website address is http://www.adept.com. Information contained in our website is not a part of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2015.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus or free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $11,320,000.

This prospectus provides certain general information about the shares of our common stock that we may offer hereunder. Each time we offer shares of our common stock hereunder, we will provide a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

•	the number of shares of common stock that we propose to sell;

•	the public offering price per share of the common stock;

•	the names of any underwriters, agents or dealers through or to which the shares of the common stock will be sold;

•	any compensation of those underwriters, agents or dealers;

•	any additional risk factors applicable to the shares of our common stock or our business and operations; and

•	any other material information about the offering and sale of the shares of common stock.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Adept” and similar terms refer to Adept Technology, Inc., a Delaware corporation, and its consolidated subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements, many of which are discussed in greater detail under the heading “Risk Factors” in this prospectus including, but not limited to, statements about: factors affecting our fluctuating operating results that are difficult to forecast or outside our control; our limited liquidity due to historical operating losses and negative cash flow, the dependence of our growth consistent with our long-term model on the successful execution of our mobile strategy and continued evolution towards collaborative automation, the effect of the current state of the manufacturing sector and other businesses of our customers; the effectiveness and unintended consequences of our restructuring actions and other expense-related matters; changes in our management team; the impact of acquisitions and strategic plans on our cash resources and operations, the Company’s inability to accurately forecast or react quickly to changes in demand for our products; seasonality of results, particularly in Europe; risks of technical and commercial acceptance of the Company’s new or current products; the costs of international operations, sales and suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company’s customers and lack of long-term customer contracts; the highly competitive nature of and rapid technological change within the intelligent automation industry; the lengthy sales cycles for the Company’s products; the Company’s increasing investment in markets that are subject to increased regulation; risks associated with outsourced manufacturing and single sources of supply; potential delays associated with the development and introduction of new products; and potential costs of regulatory compliance.

ABOUT THE COMPANY

We are a global, robotics-based automation supplier. Through our integrated offerings of both industrial and mobile robots we help our customers improve the speed, quality and efficiency of their production environments. We design and manufacture industrial and mobile robots along with a complementary suite of control and vision systems and software which are used for assembly, packaging, handling, testing and logistics applications in both fixed repetitive and unstructured environments. These products are offered to our customers along with a broad range of service and support options.

Adept helped pioneer the robotics industry, and with more than 30 years of operating expertise, we continue to lead in the development of innovative robotics solutions to meet the changing needs of automation. Our robotic solutions are targeted at automated applications and processes that require precision, flexibility and high productivity. Through sales to systems integrators, distributors, original equipment manufacturer partners and end-user companies, we provide flexible, cost-effective robotics systems, software and services to a variety of markets, including electronics, food, semiconductor, warehouse/logistics, and manufacturing.

We classify robots into two categories, fixed (industrial) robots (multi-axis) and mobile robots (autonomous vehicles). Adept manufactures both types of robots and offers many options such as vision and automation control software and related hardware, parts feeding and enterprise-level software. Each application typically has specific capability requirements and the broad technical depth at Adept allows us to offer a diverse selection of products into existing and new high-growth opportunities.

Our headquarters are located in Pleasanton, California, and we maintain facilities in New Hampshire, Ohio, France, Germany, Singapore and China for business operations, sales and customer support. We were founded and incorporated in California in 1983 and reincorporated in Delaware in 2005.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on August 25, 2014, which is incorporated by reference in this prospectus, as well as any updates thereto contained in our Quarterly Reports on Form 10-Q and any other subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the financing of possible acquisitions or business expansions, working capital and the financing of ongoing operating costs and expenses. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

PLAN OF DISTRIBUTION

The shares of our common stock that may be offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the shares of our common stock. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the shares of common stock or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the shares of common stock may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the shares of common stock may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time shares of our common stock are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the shares of common stock;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional shares of common stock from us;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	the anticipated date of delivery of the shares of common stock.

The shares of our common stock may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices, which may be less than prevailing market prices. The distribution of shares of common stock may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Capital Market or any other organized market where the common stock may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If underwriters are used in a sale, shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of shares of our common stock, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our common stock.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of certain states or jurisdictions, if applicable, the shares of common stock offered by this prospectus will be offered and sold in those states or jurisdictions only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the shares of common stock. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Adept is authorized to issue 19,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock is undesignated as to series, rights, preferences, privileges or restrictions. As of May 12, 2015, there were approximately 13,172,449 shares of common stock outstanding and no shares of preferred stock outstanding.

The following is a summary of the material terms of our capital stock and certain other securities convertible into our capital stock. You should refer to our Certificate of Incorporation, as amended, and Bylaws and the agreements and instruments described below for more detailed information.

Common Stock

Each share of common stock entitles its record holder to one vote on all matters to be voted on by the stockholders of Adept. Except as otherwise provided by law, actions by the stockholders of Adept may be approved by a majority vote of the stockholders present or represented by proxy at a duly called meeting of the stockholders at which a quorum is present, provided that the amendment of the Bylaws of Adept by the stockholders requires the affirmative vote or written consent of the holders of a majority of the outstanding shares of stock entitled to vote generally in the election of directors. The Board of Directors of Adept currently consists of six directors (with one vacancy), all of whom are elected annually at the annual meeting of stockholders, and is not classified. At all meetings of stockholders for the election of directors, a plurality of the votes cast is sufficient to elect. No provision of Adept’s Certificate of Incorporation or Bylaws provides for cumulative voting in the case of the election of directors or on any other matter.

Each holder of common stock of Adept is entitled to share pro rata in any dividends paid on the common stock in funds legally available for that purpose, when, as and if declared by the Board of Directors of Adept in its discretion. The shares of common stock of Adept have no preferred dividend rights or any conversion, redemption or other rights, or any rights to payment from any sinking or similar fund. The shares of common stock also do not have any preemptive, subscription or other similar rights. There are no restraints in the Certificate of Incorporation or Bylaws of Adept on the right of holders of shares of common stock to sell or otherwise alienate their shares of stock in Adept. There are no provisions in the Certificate of Incorporation or Bylaws of Adept providing for any calls or assessments against holders of shares of common stock or discriminating against any existing or prospective holder of shares of common stock as a result of such security holder owning a substantial amount of securities. Upon liquidation, dissolution or winding up of Adept, each holder of shares of common stock will be entitled to receive a pro rata share of the assets of Adept, after payment of, if any, all Adept’s debts and liabilities and subject to any applicable liquidation or other payments owed to preferred shareholders.

In addition to Adept’s outstanding common stock, Adept has outstanding options and restricted stock units to purchase its common stock held by its employees and directors and additional shares available for issuance under several equity compensation plans, as further described in Adept’s periodic reports filed with the SEC.

Preferred Stock

The shares of preferred stock of Adept are not designated by series, and there are no currently outstanding shares of preferred stock. Adept may issue preferred stock from time to time in one or more series. The Board of Directors is authorized, without the approval of existing stockholders, to determine or alter the rights, preferences, privileges and restrictions (including voting rights, liquidation preferences, dividend rights, conversion rights, redemption rights and sinking-fund provisions) granted to or imposed upon any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Adept common stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Adept. Adept has no current plans to issue any shares of its preferred stock, but could choose to do so in the future.

Anti-Takeover Provisions

Adept may issue preferred stock from time to time in one or more series, subject to certain authority held by the Board of Directors, including the authority to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Adept.

Adept is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, consolidations, asset sales and other transactions involving Adept and an interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of Adept voting stock. Section 203 could discourage certain potential acquirers unwilling to comply with its provisions.

Transfer Agent and Registrar; Market

The transfer agent and registrar for our common stock is Computershare. Our common stock is traded on the Nasdaq Capital Market under the symbol “ADEP.”

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and Bylaws, which have been filed with and are publicly available from the SEC.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on August 25, 2014, and the effectiveness of Adept’s internal control over financial reporting have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits, in connection with the common stock to be sold in this offering. This prospectus is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act:

(a)	Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on August 25, 2014, including all documents incorporated by reference therein;

(b)	Adept’s Quarterly Reports on Form 10-Q for the quarter ended September 27, 2014, as filed with the SEC on November 4, 2014, and for the quarter ended December 27, 2014, as filed with the SEC on February 4, 2015, and for the quarter ended March 28, 2015, as filed with the SEC on May 4, 2015;

(c)	Adept’s Current Reports on Form 8-K filed with the SEC on July 2, 2014 and November 13, 2014;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)	The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on October 31, 1995 pursuant to Section 12(g) of the Exchange Act, including the Current Report on Form 8-K12G3 filed on November 10, 2005 and including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated on deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to Adept’s Corporate Secretary at 5960 Inglewood Drive, Pleasanton, California 94588 or by calling Adept at (925) 245-3400 or by visiting Adept’s website. Additional information about us is available at our web site located at http://www.adept.com. Such additional information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the shares of common stock that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these shares of common stock that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these shares of common stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Adept Technology, Inc., that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

Prospectus

                         , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.[a,b]

Amount
SEC registration fee	$1,316
Printing expenses	$1,000
Accountant fees	$2,000
Counsel fees	$5,000
Trustee and Transfer Agent fees	$—
Blue Sky Fees	$—
Miscellaneous	$1,000

Total	$10,316

a.	All such amounts are estimates, other than the SEC registration fee.
b.	Does not include expense of preparing prospectus supplements and other expenses relating to offerings of common stock.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any of its directors and officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action (i.e., an action by or in the right of a corporation), a corporation is permitted to indemnify any of its directors and officers for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation (the “Charter”) provides that, to the fullest extent permitted by the DGCL, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Charter provides that, to the fullest extent permitted by applicable law, the Registrant is authorized to provide indemnification of and advancement of expenses to directors, officers, employees and other agents of the Registrant through bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement of expenses otherwise permitted by Section 145 of the DGCL, subject only to the limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

As permitted by Section 145 of the DGCL, the Registrant’s Bylaws (the “Bylaws”) provide that: (a) the Registrant is required, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; (b) the rights to indemnification conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors and officers; (c) the Registrant is authorized to maintain director and officer liability insurance to protect itself and any director or officer of the Registrant against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL; and (d) any amendment, repeal or modification of the indemnifications provisions contained in the Bylaws that adversely affects any right of an indemnitee shall be prospective only.

In addition to the above, the Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide directors and officers with the same indemnification and advancement of expenses by the Registrant as described above and to the fullest extent permitted by future Delaware law that expands the permissible scope of indemnification. The Registrant also provides insurance pursuant to which directors and directors are indemnified or insured against liability or loss under certain circumstances.

Item 16.	Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned Registrant hereby undertakes that:

(1) For the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasanton, State of California, on May 13, 2015.

ADEPT TECHNOLOGY, INC.

By:	/s/ Seth Halio
Seth Halio
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each such person whose signature appears below constitutes and appoints, jointly and severally, the President and Chief Executive Officer of the Registrant and the Chief Financial Officer of the Registrant, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Rob Cain Rob Cain	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2015

/s/ Seth Halio Seth Halio	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2015

/s/ Benjamin A. Burditt Benjamin A. Burditt	Director	May 13, 2015

/s/ Martin M. Hale, Jr. Martin M. Hale, Jr.	Director	May 13, 2015

/s/ Michael P. Kelly Michael P. Kelly	Director	May 13, 2015

/s/ Herbert J. Martin Herbert J. Martin	Director	May 13, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

4.1	Certificate of Incorporation of Adept-Delaware (1)

4.2	Certificate of Amendment of Certificate of Incorporation of Adept-Delaware (1)

4.3	Amended and Restated Bylaws of Adept-Delaware (2)

4.4	Form of Common Stock Certificate (1)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference, as applicable.
(1)	Incorporated by reference to the similarly described exhibit included with Adept’s Current Report on Form 8-K12G3, filed November 10, 2005.
(2)	Incorporated by reference to the similarly described exhibit included with Adept’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2009.